Exhibit 99.1

Community Bank System, Inc. and Oneida Financial Corp.
Announce Receipt of OCC and FRB Regulatory Approvals, Closing Date of December 4, 2015 for Merger and Details Regarding Election Procedures

SYRACUSE, N.Y. and ONEIDA, NY — November 18, 2015 — Community Bank System, Inc. (“Community Bank System”) (NYSE: CBU) and Oneida Financial Corp. (“Oneida Financial”) (NASDAQ: ONFC) announced that they have received the regulatory approvals from the Office of the Comptroller of the Currency (the “OCC”) and the Board of Governors of the Federal Reserve System (the “FRB”) for the proposed merger.  The parties expect to receive the New York Department of Financial Services’ approval shortly.

Community Bank System and Oneida Financial also announced that they have set Friday, December 4, 2015 as the closing date for the merger, subject to the satisfaction of customary closing conditions and the receipt of the New York Department of Financial Services’ approval.  As previously announced, the deadline for Oneida Financial’s stockholders to submit election forms regarding the form of merger consideration is Wednesday, November 25, 2015, and additional information about the election process is provided below.

“We are excited to be partnering with Oneida Financial to extend and strengthen our Central New York service area,” Community Bank System President and Chief Executive Officer Mark E. Tryniski said. “Through the merger, we look forward to officially bringing together two community-focused financial institutions, resulting in many benefits to the great communities in which both banks do business.  We are extremely pleased to welcome Oneida’s customers, stockholders and employees to Community Bank.”

Oneida Savings Bank’s customers will be receiving additional information providing details about the transition timeframe which will supplement the welcome booklets previously mailed to customers.  The welcome materials, mailed in early November, provided details about each customer’s new accounts with Community Bank, N.A.  Based upon the anticipated closing date of December 4, 2015, all Oneida Savings Bank locations will be reopening on Monday, December 7, 2015 as Community Bank, N.A. locations.  Customers may direct their questions or concerns to any customer service representative at their local Oneida Savings Bank branch or to Community Bank, N.A. at (800) 388-4679.  Both Oneida Savings Bank’s and Community Bank, N.A.’s employees are delighted to help customers and to ensure that the transition is smooth.  Upon consummation of the merger, Oneida Savings Bank’s customers will have access to over 200 customer facilities across Upstate New York and Northeastern Pennsylvania.

Election Procedures for Oneida Financial Stockholders

Oneida Financial stockholders previously received from American Stock Transfer & Trust Company, LLC, the Exchange Agent for the merger, a Letter of Election and Transmittal to be used for the purpose of electing the form of merger consideration to be received in the merger.  The deadline for completing and submitting the Letter of Election and Transmittal to the Exchange Agent remains 5:00 P.M. (Eastern time) on November 25, 2015.  Oneida Financial stockholders must complete and submit the Letter of Election and Transmittal by that deadline if they wish to elect the form of merger consideration to be received in the merger, which election is subject to the allocation procedures set forth in the Merger Agreement and the Proxy Statement/Prospectus previously mailed to Oneida Financial stockholders.  If a valid election as to the form of merger consideration is not received prior to the election deadline of November 25, 2015, each share of Oneida Financial common stock, upon consummation of the merger, will be converted into the right to receive either (i) 0.5635 shares of Community Bank System common stock, (ii) $20.00 in cash, or (iii) any combination of Community Bank System common stock and cash, using the same exchange ratio and cash price, as determined pursuant to the allocation procedures described in the Merger Agreement and Proxy Statement/Prospectus.  Oneida Financial stockholders who do not submit a Letter of Election and Transmittal by the election deadline will be sent a separate letter of transmittal following consummation of the merger for the purposes of exchanging their Oneida Financial shares into the applicable merger consideration.

Oneida Financial stockholders who need a duplicate copy of the Letter of Election and Transmittal and instructions or who have questions about making an election prior to the election deadline of November 25, 2015 may contact D.F. King & Co., Inc., the Information Agent for the merger, at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll Free #: (866) 530-8636
Banks and Brokers may call collect at (212) 493-3910

About Community Bank System, Inc.

Community Bank System, Inc. operates more than 190 customer facilities across Upstate New York and Northeastern Pennsylvania through its banking subsidiary, Community Bank, N.A. With assets of approximately $8.0 billion, the DeWitt, N.Y. headquartered company is among the country’s 150 largest financial institutions.  In addition to a full range of retail and business banking services, the Company offers comprehensive financial planning, insurance and wealth management services.  The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration and trust services, actuarial and consulting services to customers on a national scale.  Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU.  For more information about Community Bank visit www.communitybankna.com or http://ir.communitybanksystem.com.

About Oneida Financial Corp.

Oneida Financial Corp. had total assets of $816 million at September 30, 2015.  Oneida Financial Corp.’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC-insured savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; OneGroup NY, Inc. (formerly Bailey & Haskell Associates, Inc.), an insurance, risk management and employee benefits company; and Oneida Wealth Management, Inc., a financial and investment advisory firm. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison and Oneida counties. For more information, please visit Oneida Financial Corp.’s website at www.oneidafinancial.com.

Cautionary Statements Regarding Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Oneida Financial’s and Community Bank System, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward- looking statements. Actual results may differ materially from current projections.

In addition to risk factors previously disclosed in Oneida Financial’s and Community Bank System, Inc.’s reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain, or delays in obtaining, all regulatory approvals and to satisfy closing conditions to the merger; delay in closing the merger; business disruption following the merger; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with the proposed merger; changes in asset quality and credit risk; changes in interest rates and capital markets; and changes in legislation or regulatory requirements.

For further information contact:
Community Bank System, Inc.
Scott A. Kingsley, (315) 445-3121
E.V.P. and Chief Financial Officer

or

Oneida Financial Corp.
Eric E. Stickels, (315) 366-3702
President and Chief Operating Officer